UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2017

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

Effective September 12, 2017, AngioSoma, Inc. (the “Company”) and its wholly owned subsidiary, Soma Nutraceuticals, Inc., a Texas corporation, entered into a Manufacturing and Distribution License Agreement (the “License Agreement”) with East Kentucky Organic, LLC and Esther & Esther, Inc, both organized in Kentucky. As a companion agreement, on the same date, the Company and its subsidiary, Soma Nutraceuticals, Inc. entered into a Joint Venture Agreement with Esther & Esther, Inc. that provides for marketing the licensed nutraceuticals by many independent contractors to be recruited, social media and Esther & Esther’s existing marketing channels. In connection with the License Agreement, the Company issued 1,200,000 restricted shares of Series C Preferred Stock to East Kentucky Organic, LLC.

Effective September 30, 2017, the Company, Soma Nutraceuticals, Inc., Esther & Esther, Inc., and East Kentucky Organic, LLC terminated the License Agreement. On same date, the Company, Soma Nutraceuticals, Inc., and Esther & Esther, Inc. dissolved the Joint Venture. The 1,200,000 shares of Series C Preferred Stock issued to East Kentucky Organic, LLC were canceled and returned to authorized but unissued status.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: January 9, 2018	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO